Exhibit 10.1

**Information contained in portions of this Exhibit has been redacted because the Company has determined that such information (i) is not material and (ii) would likely cause competitive harm to the Company if it were to be publicly disclosed. Information redacted from this Exhibit has been marked by the following [**].

MANUFACTURING AND SUPPLY AMENDING AGREEMENT #2

This AMENDING AGREEMENT #2 (“Amendment #2”) is effective as of July 13, 2020 (“Amendment Effective Date”) and is made between CBR Systems, Inc., a Delaware corporation having its principal place of business at 11915 La Grange Ave., Los Angeles, CA 90025 (“CBR”) and ThermoGenesis Holdings, Inc., having its principal place of business at 2711 Citrus Road, Rancho Cordova, CA 95742 (“Thermo”) (together referred to as the “Parties”)

WHEREAS ThermoGenesis Corp. (then a wholly owned subsidiary of Cesca Therapeutics, Inc. (“Cesca”)) and CBR entered into a Manufacturing and Supply Agreement (the “Original Agreement”) dated as of May 15, 2017 and a Manufacturing and Supply Amending Agreement #1 (“Amendment #1”) dated as of March 16, 2020. The Original Agreement and Amendment #1 shall be referred to hereinafter collectively as the “First Amended Agreement.”

WHEREAS, in connection with the Original Agreement, CBR, ThermoGenesis Corp. and Cesca entered into the Sixth Amended and Restated Technology License and Escrow Agreement (attached as Exhibit F of the Original Agreement), as amended by Amendment #1 (collectively, the “Escrow Agreement”).

WHEREAS, Cesca has changed its name to ThermoGenesis Holdings, Inc. and the Parties wish to clarify the entity that holds all rights and obligations under the Agreement (as defined herein).

WHEREAS the Parties wish to amend the First Amended Agreement to revise the amount of certain products to be purchased, pricing of those products, safety stock requirements and the event or condition that will constitute a Default as that term is defined under the Escrow Agreement.

NOW THEREFORE, in consideration of the promises, covenants and agreements set out herein and intending to be legally bound, the Parties hereto agree as follows:

1.	The Parties acknowledge that the First Amended Agreement and this Amendment #2 cumulatively represent the entire Agreement between the Parties (the “Agreement”).

2.

The Agreement shall remain in full force and effect except for those changes made herein and all capitalized terms not defined herein shall have the same meaning ascribed to them in the First Amended Agreement.

3.

ThermoGenesis Corp. shall be replaced by, and shall assign all its rights and obligations under the Agreement to, Thermo, which for purposes of clarification, shall include all rights and obligations under the Escrow Agreement.

4.

The quarterly forecasts for CBR purchases of Disposables as required under Section 2.3 of the Agreement are hereby revised. The revised forecasts will take effect immediately and will thus result in reduced purchases of Disposables in the current quarter. CBR shall have no obligations with respect to any previously provided forecast. The purchases for the Disposables (Part No. 8-5101) are as set forth on Schedule 1 attached hereto and incorporated herein by this reference (“Revised Forecasts”).

5.

Section 2.9 of the Agreement, Safety Stock, shall be deleted in its entirety. Section 1.1.2 (which includes Sections 1.1.2.1 and 1.1.2.2) in Amendment #1, which had amended Section 2.9 of the Agreement, shall also be deleted in its entirety. For purposes of clarification, there is no longer a Safety Stock requirement in connection with the Agreement.

6.	Exhibit C is hereby amended to change the pricing of Part No. 8-5101 and is replaced in its entirety with the new Exhibit C-2 attached hereto and incorporated herein by this reference.

7.

Section 5(b)(i) of the Escrow Agreement is hereby amended and replaced by the following: “Thermo’s cash balance and short-term investments net of non-convertible debt and borrowed funds that are payable within one (1) year is less than One Million Dollars ($1,000,000) at any month end unless Thermo cures such default within thirty (30) days of the end of such month; or”

IN WITNESS WHEREOF, the undersigned have duly executed this Amending Agreement #2 to the Agreement as of the Amendment Effective Date.

Cbr Systems, Inc.		Thermogenesis Corp.

By:	/s/ Peter Bawin	By:	/s/ Mindy Wilke-Douglas
Name:	Peter Bawin	Name:	Mindy Wilke-Douglas
Title:	EVP	Title:	VP Operations

Thermogenesis Holdings Inc.

By: /s/ Jeff Cauble
Name: Jeff Cauble
Title: CFO

SCHEDULE 1 – Revised Forecasts

Bag Sets refer to sets of Part No. 8-5101

2020 Qtr 2 – [**] Bag Sets

2020 Qtr 3 – [**] Bag Sets

2020 Qtr 4 – *[**] Bag Sets

2021 Qtr 1 – **[**] Bag Sets

*Subject to +/- 50% Change upon Quarterly reforecast

** Subject to Change upon Quarterly reforecast

Exhibit C-2 – Pricing

Thermo Part Number	Description	Price/each	Price/Box
Disposable Products
8-5101	Processing Bag Set Box of 24 each	$[**]	$[**]
8-5110	QC Bag Set/Disposable Box of 10	$[**]	$[**]
8-5124	Freezing/Processing Bag Labels		$[**]
8-5121	Label Barcode LN2 Canister		$[**]
Non-Disposables Product
8-5100	Start-Up Kit - Counterweight (1) - Wireless Bar Code Scanner (1) - Device Stand (1) - Weight Set (1) - Xpress tRAK Software (1) - Operators Manual (1) - Component Retaining Clip Set (1)	$[**]	$[**]
80056	AXP II Device	$[**]	$[**]
80055	AXP II Docking Station	$[**]	$[**]
8-5104	Counter Weight	$[**]	$[**]
8-5109	Weight Kit		$[**]
7-00-186	Weight Compensation Cap	$[**]	$[**]
8-5108	Device Stand	$[**]	$[**]
8-5120	ABC Switch Box	$[**]	$[**]
8-5114	Adapter, Sorvall 11754/11297 Buckets (Pk of 2)	$[**]	$[**]
8-5155	Sorvall 11754 Bucket Pads (Pack of 2)	$[**]	$[**]
8-5106	Wireless Barcode Scanner	$[**]	$[**]
1-03-049	Print Station Barcode Label	$[**]	$[**]
710015	Battery Replacement Kit	$[**]	$[**]
8-5148	Component Retaining Clip Set		$[**]
7-00-328	Assembly, Carrier, Freezing Bag, AXP, I. M.	$[**]	$[**]
7-00-213	XpressTRAK Software Upgrade	$[**]	$[**]
N/A	AXP Device Annual Service per unit	$[**]
N/A	AXP Docking Station Annual Service per unit	$[**]